CERTIFICATE OF INCORPORATION

                                       OF

                        COOPER INTERNATIONAL GROUP, INC.

           The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

           FIRST:   The  name  of  the  corporation   (hereinafter   called  the
"corporation") is Cooper International Group, Inc.

           SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

           THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

           FOURTH: The name and the mailing address of the incor- porator are as follows:

           Name                     Mailing Address
           ----                     ---------------

           Kenneth A. Rosenblum     c/o Parker Chapin Flattau & Klimpl, LLP
                                    1211 Avenue of the Americas
                                    New York, New York 10036

           FIFTH: The corporation is to have perpetual existence.

           SIXTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 11,000,000 of which (i) 1,000,000 shall be Preferred Stock, par value $0.001 per share; and (ii) 10,000,000 shall be Common Stock, par value $0.001 per share.

           A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the board of directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

                      1.  The  Preferred  Stock  may be  issued  in one or  more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the board of directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the board of directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                                 (i) The  distinctive  designation and number of
                      shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;

                                 (ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, of any other series of the same class, whether the corporation shall be required to pay such dividends on specified dates, if funds are legally available for the payment thereof, or, whether the payment of such dividends shall be entirely at the discretion of the board of directors, whether such dividends shall be payable in cash or by the issuance of Common or Preferred Stock of the corporation, and whether dividends shall be cumulative or non-cumulative;

                                 (iii) Whether or not the shares of such series shall be subject to redemption by the corporation and the conditions thereof, and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                                 (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                                 (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;



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


                                 (vi) Whether or not the shares of the series have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

                                 (vii) The rights of the shares of the series in
                      the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the corporation; and

                                 (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                      2. The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, in accordance with the provisions of the resolution of the board of directors creating each series, out of funds legally available for the payment thereof, at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                      3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock.

                      4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the corporation remaining unless otherwise provided in the resolution or resolutions creating such series of Preferred Stock.

                      5. At all meetings of the stockholders of the corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the board of directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive

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


           power to vote. The holders of shares of the Preferred Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

                      6. The Preferred Stock purchased, redeemed or converted pursuant to any of the provisions of the resolution of the board of directors creating each series, shall, at the discretion of the board of directors, be held in the treasury of the corporation subject to reissuance, or shall, from time to time, in the discretion of the board of directors, upon the filing and recording of such certificate as may be in accordance with the laws of the State of Delaware, be returned to the status of authorized and unissued shares of Preferred Stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

                      7. No holder of the Common Stock or the Preferred Stock of the corporation shall be entitled as such, as a matter of right, to subscribe for, or purchase any part of, any new or additional issue of stock of the corporation of any class or of any issue of securities convertible into stock, or of any warrants or rights to purchase stock, whether now or hereafter authorized and whether issued for money or for a consideration other than money.

                      Subject to the provisions of this Article SIXTH, upon such terms, in such manner and under such conditions, in conformity with law, as may be fixed by the board of directors, the board of directors shall have the power to issue bonds, debentures, or other obligations, either convertible or non-convertible, into the corporation's stock, and warrants and rights to purchase the corporation's stock.

           SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the following provisions are inserted in this Certificate of Incorporation for the regulation and conduct of the business and affairs of the corporation:

           1. The management of the business and the conduct of the affairs of the corporation shall be vested in its board of directors, consisting of not less than two (2) nor more than nine (9) persons. The exact number of directors within the minimum and maximum limitations specified herein shall be fixed from time to time by resolution of a majority of the whole board of directors. All directors of the corporation shall hold office until their respective successors shall be elected and qualified or until their earlier resignation or removal. All directors shall have the power, from time to time, to increase or decrease their own number, within the minimum and maximum limitations specified herein, by resolution of the board of directors as hereinabove provided.

           2. Directors may be removed from office with or without cause by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote at an election of directors.

           3. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the board, including vacancies occurring in the board by reason of the removal of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors, and directors so chosen shall hold office until their respective successors shall be elected and qualified.

           4. The directors of the corporation, by the affirmative vote of a majority of the whole board, at any regular or special meeting, shall have the power to adopt, amend or repeal By-laws of the corporation, provided, however, that such power of the board shall not divest the stockholders of the corporation of their power to adopt, amend or repeal By-laws of the corporation.

           5. In addition to the powers and authorities conferred upon the board of directors of the corporation by this certificate of incorporation, the board of directors of the corporation may exercise all such powers and take all such actions as may be exercised or taken by the corporation, subject, however, to the provisions of the laws of the State of Delaware, this certificate of incorporation and the By-laws of the corporation.

           EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

           NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

           TENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

           ELEVENTH:  The corporation  shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Signed on April 3, 1996.



                                             /s/ Kenneth A. Rosenblum
                                             ------------------------
                                             Kenneth A. Rosenblum
                                             Incorporator



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